Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-176603 of Forum Energy Technologies, Inc. on Form S-1 of our report dated July 14, 2010 (relating to the consolidated statements of income, comprehensive income, members’ equity, and cash flows of Triton Group Holdings LLC for the year ended December 31, 2009, not presented separately herein), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE LLP

Aberdeen, United Kingdom

March 28, 2012